Exhibit 99.1

FOR IMMEDIATE RELEASE
                                                      CONTACTS:
                                                      Investor Relations
                                                      ------------------
                                                      Brian Hajost
                                                      Executive Vice President,
                                                      Finance and Administration
                                                      Phone: (703) 904-3185
                                                      Email: bhajost@treev.com

                                                      Public Relations
                                                      ----------------
                                                      Tony Cook
                                                      Vice President
                                                      Marketing
                                                      Phone: (703) 904-3112
                                                      Email: tcook@treev.com

                    TREEV(R) REALIGNS SENIOR MANAGEMENT TEAM
            --Thomas A. Wilson Promoted To Chief Executive Officer--

HERNDON, VA--August 3, 1999, TREEV, Inc. (NASDAQ/NMS:TREV), a leader in delivering integrated document and content management solutions, today announced the realignment of its senior management team. Thomas A. Wilson has been named Chief Executive Officer reporting to James J. Leto who remains TREEV's Chairman of the Board. Mr. Wilson joined TREEV in September 1998 as President and Chief Operating Officer.

"The promotion of Tom Wilson to Chief Executive Officer reflects Tom's demonstrated ability to lead TREEV," according to Jim Leto, "His accomplishments have included refocusing our sales strategies and channels, galvanizing research and development efforts, and strengthening the Company's marketing initiatives. Tom is clearly the best choice to take TREEV into the future."

Brian H. Hajost has been promoted to Executive Vice President in charge of Finance and Administration. He has been with the company in various senior management capacities since March 1996. Reporting to Brian is Mark A. Paiewonsky, who has been promoted to Vice President of Finance. Mark joined TREEV in November 1998 as Vice President and Controller. Jorge R. Forgues will be leaving his position as Senior Vice President and Chief Financial Officer for personal reasons, but will continue to work with the senior management team at TREEV in a consulting capacity.

In addition, Banc of America Securities LLC has been retained as TREEV's strategic advisors.
                                     (more)

TREEV Realigns Senior Management Team
Page Two of Two

About TREEV
TREEV delivers patented integrated enterprise document and content management technologies that enables customers and value added resellers to rapidly build and deploy web-enabled applications to meet their business goals. TREEV's technologies are exemplified by TREEV 2000, its standards-based component architecture consisting of DocuTREEV (document management), DataTREEV (COLD/ERM), AutoTREEV (workflow), and OmniTREEV (content management). Headquartered in Herndon, Virginia, TREEV employs over 200 technology and services experts with over 2,000 customer installations worldwide.

For  additional  information  about TREEV's  products and services,  please call
(800) 254-0994, or visit TREEV's Web site at www.treev.com.

TREEV(R) is a registered trademark and DocuTREEV(TM), DataTREEV(TM), AutoTREEV(TM) and OmniTREEV(TM) are trademarks of TREEV, Inc. All other products and brand names are trademarks or registered trademarks of their respective owners.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. Although the Company has used its best efforts to be accurate in making these forward looking statements, it is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition to those factors, other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key management personnel; maintenance of the Company's Nasdaq listing; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q